`

Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-263220) and (No. 333-255063) on Form S-8 of our report dated March 7, 2023, with respect to the consolidated financial statements of Achilles Therapeutics plc.

/s/ KMPG LLP

Reading, United Kingdom

March 7, 2023